Exhibit 10.2

MIRROR 2004 SPECIAL PURPOSE STOCK OPTION PLAN

OF

LOYALTY ALLIANCE ENTERPRISE CORPORATION

1.	PURPOSES OF THE PLAN

The purposes of the 2004 Special Purpose Stock Option Plan (the “Plan”) of Loyalty Alliance Enterprise Corporation, a Cayman Islands company (the “Company”), are to permit the issuance of Options to persons who hold such awards under the 2004 Stock Option Plan of PayEase Corp. (formerly, W-Phone, Inc.) immediately prior to the spin-off of Loyalty Alliance Enterprise Corporation by PayEase Corp.

Options granted under this Plan (“Options”) shall be “nonqualified options” (“NQOs”).

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option was a consultant, current employee or former employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.

3.	STOCK SUBJECT TO THIS PLAN

Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan and the total number of shares provided for issuance under this Plan shall be 820,973 shares of Series D Preference Shares of the Company (“Preference Shares”) and shall at no time exceed the applicable percentage as calculated in accordance with Section 260.140.45 of Chapter 3 of Title 10 of the California Code of Regulations. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

4.1 General. This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, either in its entirety by a committee (the “Committee”) of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the “Administrator”).

4.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Preference Shares subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons (each an “Optionee”) to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the Optionee, to modify or amend any Option; (ix) to defer (with the consent of the Optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

4.3 Interpretation by Administrator. All questions of interpretation, implementation, and application of this Plan shall be determined in its absolute discretion by the Administrator. Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

5.1 Termination of Plan. No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

5.2 Stock Option Agreement. Each Option shall be evidenced by a written stock option agreement (the “Option Agreement”), in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the Optionee, or both, to execute an Option Agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

5.3 Type of Option. The Option Agreement shall specify that each Option it evidences is an NQO.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. and in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, spin-off, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its absolute discretion.

6.1.2 Corporate Transactions.

(a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

(b) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company:

(i) Options. Each Option shall be assumed or an equivalent option substituted by the successor corporation (including as a “successor” any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of Preference Shares covered by the Option, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of at least 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Preference Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Preference Shares for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Preference Shares of the successor corporation or its parent entity, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Preference Share subject to the Option, to be solely Preference Shares of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Preference Shares in the merger or sale of assets.

6.1.3 Time of Option Exercise. Subject to Section 5, Options granted under this Plan shall be exercisable immediately as of the effective date of the Option Agreement granting the Option (the “Vesting Base Date”) and specified in the Option Agreement relating to such Option. No Option shall be exercisable until a written Option Agreement in form satisfactory to the Company is executed by the Company and the Optionee, and the person exercising the option executes an appropriate stock purchase agreement with the Company.

6.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nonassignability of Option Rights. Except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, no Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, an Option shall be exercisable only by the Optionee.

6.1.6 Payment. Except as provided below, payment in full by the cancellation of the indebtedness for the portion of the wages, the accrued salary and accrued vacation owed to the Optionee by the Company, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company.

6.1.7 Withholding and Employment Taxes. At the time of exercise of an Option or at such other time or times as the amount of such obligations become determinable (the “Tax Date”), the Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes due by reason of the exercise of an Option, or the disposition of Preference Shares acquired through exercise of an Option.

6.1.8 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, directors or consultants, such Options shall provide that the right of first refusal shall terminate upon the closing of the Company’s initial registered public offering to the public generally.

6.1.9 Determination of Value. For purposes of the Plan, the value of Preference Shares or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

(b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator by consideration of such factors as the Administrator in its discretion deems appropriate, including but not limited to the recent issue price of other securities of the Company, the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10 Option Term. No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the Option Agreement (the end of the maximum exercise period stated in the Option Agreement is referred to in this Plan as the “Expiration Date”).

6.2 Exercise Price of NQOs. The exercise price of any NQO granted under this Plan shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.9) of the stock subject to the Option on the date of grant.

7.	MANNER OF EXERCISE

7.1 Written Notice and Payment. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price, the cancellation of the indebtedness for the portion of the wages, the accrued salary and accrued vacation owed to the Optionee by the Company, as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price, the cancellation of the indebtedness for the portion of the wages, the accrued salary and accrued vacation owed to the Optionee by the Company, will be considered as the date such Option was exercised.

7.2 Issuance of Stock. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or stock transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of stock or register such Optionee as a stockholder by book entry. An Optionee or permitted transferee of an Optionee shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any Optionee’s employment or consulting at any time, nor confer upon any Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates, nor interfere in any way with provisions in the Company’s charter documents or applicable law relating to the election, appointment, terms of office, and removal of members of the Board.

9.	FINANCIAL INFORMATION

The Company shall provide to each Optionee during the period such Optionee holds an outstanding Option, and to each holder of Preference Shares acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Preference Shares, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company’s fiscal year. The provisions of this Section 9 shall not apply with respect to Optionees who are key employees of the Company whose duties in connection with the Company assures them access to information equivalent to the information provided in the financial statements.

10.	CONDITIONS UPON ISSUANCE OF SHARES

Preference Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11.	NONEXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

12.	MARKET STANDOFF

Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act shall not sell or otherwise transfer any Preference Shares acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

13.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an Optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes, (b) stockholder approval is required to preserve option grants as “qualified performance-based compensation” under Section 162(m) of the Code, or (c) the Board otherwise concludes that stockholder approval is advisable.

14.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon adoption by the Board.

Plan adopted by the Board of Directors on: October 10, 2009.